UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2015

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

288 Christian Street

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

Master Product Development Agreement

On December 31, 2015, the Company entered into a Master Product Development Agreement (the “Development Agreement”) with WorldVentures Holdings, LLC (“WVH”). The Development Agreement commenced on December 31, 2015, and has an initial term of two (2) years (the “Initial Term”). Thereafter, the Development Agreement will automatically renew for additional successive one (1) year terms (each a “Renewal Term”) unless and until WVH provides written notice of non-renewal at least thirty (30) days prior to the end of the Initial Term or then-current Renewal Term. Each Renewal Term will commence immediately on expiration of the Initial Term or preceding Renewal Term. The Development Agreement may also be terminated earlier pursuant to certain conditions.

Pursuant to the Development Agreement, WVH has retained the Company to design, develop and manufacture a series of Proprietary Products (as defined in the Development Agreement) for distribution through WVH’s its network of sales representatives, members, consumers, employees, contractors or affiliates. The Proprietary Products will utilize the Company’s existing Background Technology (as defined in the Development Agreement) and customized hardware designs/solutions and software tools/applications developed by the Company for WVH.

The form of Development Agreement is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K.  The foregoing summary of the terms of this document is subject to, and qualified in its entirety by, such document attached hereto, which is incorporated herein by reference.

Securities Purchase Agreement

In connection with the Development Agreement, on December 31, 2015 the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with WVH providing for the issuance and sale by the Company of 10,050,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, and a common stock purchase warrant (the “Warrant”) to purchase 2,512,500 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share, for an aggregate purchase price of $2,000,000. The Warrant is initially exercisable on the five (5) month anniversary of the issuance date at an exercise price equal to $0.75 per share and has a term of exercise equal to two (2) years and seven (7) months from the date on which first exercisable.

The Shares and Warrants were issued and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  Accordingly, WVH may exercise the Warrant and sell the Warrant Shares and the Shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

In connection with the sale of the Shares and the Warrants, the Company entered into a registration rights agreement, dated December 31, 2015, (the “Registration Rights Agreement”), with WVH, pursuant to which the Company agreed to register the Shares and the Warrant Shares on a Form S-1 or Form S-3 registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission within ninety (90) days after the date of the issuance of the Shares and the Warrants (the “Filing Date”) and to cause the Registration Statement to be declared effective under the Securities Act within one hundred eight (180) days following the Filing Date.

The form of Securities Purchase Agreement, the form of Warrant, and the form of Registration Rights Agreement are filed hereto as Exhibits 10.2, 4.1, and 10.3, respectively, to this Current Report on Form 8-K.  The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents attached hereto, which are incorporated herein by reference.

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Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The Company issued the Shares and the Warrants in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b).

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant

10.1	Form of Master Product Development Agreement

10.2	Form of Securities Purchase Agreement

10.3	Form of Registration Rights Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2016	NXT-ID, INC.

	By:	/s/ Gino M. Pereira
	Name:	Gino M. Pereira
	Title:	Chief Executive Officer

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